Exhibit No. 21 (1)


SUBSIDIARIES OF THE REGISTRANT
------------------------------
Effective as of March 15, 2007

         Name                                         Jurisdiction
         ----                                         ------------

American Biltrite (Canada) Ltd.                       Canada
      200 Bank Street
Sherbrooke, Quebec J1H 4K3
      also doing business in Canada
      as Produits American Biltrite Ltee


American Biltrite Far East, Inc.                      Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481


Majestic Jewelry, Inc.                                Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481


Ocean State Jewelry, Inc.                             Rhode Island
      57 River Street
Wellesley Hills, Massachusetts 02481


K&M Associates L.P.                                   Rhode Island
      425 Dexter Street
Providence, Rhode Island 02907


Aimpar, Inc.                                          New York
      57 River Street
Wellesley Hills, Massachusetts 02481


ABTRE, Inc.                                           Tennessee
      57 River Street
Wellesley Hills, Massachusetts 02481

Ideal Tape Co., Inc.                                  Delaware
      1400 Middlesex Street
Lowell, Massachusetts 01851


American Biltrite Intellectual Properties, Inc.       Delaware
      103 Foulk Road   Suite 200
Wilmington, Delaware 19803


K & M Trading (H.K.) Limited                          Hong Kong
      20F Alexandra House
      16-20 Chater Road
Central Hong Kong

Congoleum Corporation                                 Delaware
      3500 Quakerbridge Road
Mercerville, New Jersey 08619


ABItalia, Inc.                                        Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481


Abimex, LLC.                                          Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481


ABIcan, Ltd.                                          Canada
      1 Laird Road
Toronto, Canada M4G   3S8


K&M Legendary Services, Inc.                          Delaware
      425 Dexter Street
Providence, Rhode Island 02907